EXHIBIT 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

___________________ NEWS ________________

Vista Gold Corp. Announces Commencement of New Drilling Program at the Mt. Todd Gold Project and Update on Pre-Feasibility Study

Denver, Colorado, December 22, 2009 – Vista Gold Corp. (“Vista” or the “Company”) (TSX & NYSE Amex Equities: VGZ) announced today that it has mobilized three drill rigs to its Mt. Todd gold project in Australia in anticipation of commencing a 14,000 meter drilling program beginning in early January.

The Company anticipates that the Mt. Todd drilling program will use two core rigs and one reverse circulation rig and contemplates 10 core holes (5,000 meters) and 18 reverse circulation holes (9,000 meters). The core drilling program is designed to test areas of the Batman deposit for potential resource expansion, to convert inferred resources2 to measured and indicated resources1 and to obtain samples for further metallurgical testing. This program is designed to follow-up on targets identified in two previous drilling programs which together have resulted in an increase in measured and indicated resources of 192% or 134.5 million tonnes containing approximately 3.37 million ounces of gold at an average grade of 0.8 grams of gold per tonne (See press releases of the Company dated January 4, 2007 and June 4, 2009). The reverse circulation drilling program is designed to test targets on Vista’s exploration licenses located adjacent to the Batman deposit. These targets were identified by a recently completed field program. The drilling program is expected to be completed during the first quarter, 2010.

The Company also announced that it continues to advance its Pre-Feasibility Study (“PFS”) for the Mt. Todd project and that the PFS is expected to confirm the principal metallurgical parameters used in the Mt. Todd Preliminary Economic Assessment (“PEA”) announced in June 2009 and updated in August 2009. The PFS was originally targeted for completion by year-end 2009, but will now be deferred to enable the Company to incorporate the results of the new drilling program as well as to allow for additional engineering work, particularly with respect to the best approach for tailings disposal and storage.

Fred Earnest, President and COO of Vista, stated, “We expect the additional engineering, combined with the larger estimated resource base expected from the new drilling program will enhance the project economics. Assuming positive results from the PFS, we anticipate commencing a definitive feasibility study for Mt. Todd in the second half of 2010”.

Tetra Tech Inc. of Golden, Colorado, is contracted to manage and prepare the PFS in accordance with Canadian National Instrument 43-101?Standards of Disclosure for Mineral Projects (“NI 43-101”). The PEA was prepared under the direction of Mr. John Rozelle, an independent qualified person under NI 43-101. The results of the PEA are outlined in a NI 43-101 technical report entitled “Mt. Todd Gold Project Updated Preliminary Economic Assessment Report, Northern Territory, Australia” and is dated June 11, 2009. The PEA is available on SEDAR at www.sedar.com. John Rozelle is the independent “qualified person”, within the meaning of NI 43-101 who supervised the preparation of the scientific and technical information contained in this press release.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of gold projects with the expectation that higher gold prices would increase their value. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com. Vista has undertaken programs to advance the Paredones Amarillos gold project, located in Baja California Sur, Mexico, including a definitive feasibility study, the purchase of long delivery equipment items, and the purchase of land for the processing facilities, related infrastructure and the desalination plant. The results of a preliminary economic assessment completed in 2009 on the Mt. Todd gold project in Australia are encouraging and Vista is undertaking a pre-feasibility study and additional resource drilling to advance the project. Vista’s other holdings include the Guadalupe de los Reyes gold project in Mexico, Yellow Pine gold project in Idaho, Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

1)     Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This press release uses the terms “measured resources”, “indicated resources” and “measured & indicated resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

2)     Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This press release uses the term “inferred resources”. We advise U.S. investors that while this term is defined in and required by Canadian regulations, this term is not a defined term under SEC Industry Guide 7 and is normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

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This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as , estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Mt. Todd gold project, the potential to enhance the project economics of the Mt. Todd gold project through engineering studies and the drill program, the anticipated timing, design and expected results of the drill program, the timing for completion and expected results of the PFS, the timing for commencement of the definitive feasibility study, the potential for gold resources in the Batman deposit and other targets within the Mt. Todd gold project, future gold prices, the confirmation of the metallurgical parameters of the Mt. Todd gold project, favorable effects of Mt. Todd project economics, the results of the PEA, and other such matters are forward-looking statements and forward-looking information. When used in this press release, the words “optimistic”, “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risk regarding the PFS, risks relating to the delays at the Mt. Todd Project; risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to repayment of debt; risks related to increased leverage and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 13, 2009, as amended April 16, 2009, and Quarterly Report on Form 10-Q, as filed November 9, 2009, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Without limiting the foregoing, this press release uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosures an issuer makes of scientific and technical information concerning mineral projects. All mineral resource estimates contained in this press release, including the terms “measured mineral resources,” “indicated mineral resources” and “inferred mineral resources”, have been prepared in accordance with NI 43-101, and these standards differ significantly from the requirements of the SEC. The resource information contained in this press release is not comparable to similar information disclosed by U.S. companies. See the Cautionary Notes to U.S. Investors above.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.